SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2010

BellaVista Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-30507	94-3324992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15700 Winchester Blvd., Los Gatos, CA 95030	95030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(408) 354-8424

N/A
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2010, the registrant entered into a Termination Agreement with RMRF Enterprises, Inc., a California corporation, dba Cupertino Capital, terminating the Management Agreement between the registrant and RMRF.  RMRF waived the termination fee otherwise due under the Management Agreement.

As of December 31, 2010, the registrant entered into a Management Agreement with LG Servicing Corporation, a California corporation (the "Manager").   The agreement commences January 1, 2011, and provides for the Manager to perform administrative services in the management of the day to day operation of the registrant’s business and assets.  Compensation payable to the Manager for its management services under the agreement will be (i) 0.125% of the portion of the registrant’s estimated net asset value, as established by the board of directors and reported by the registrant for its previous quarter (“NAV”), allocable to portfolio assets sourced by the Manager, plus (ii) 0.25% of the NAV attributable to portfolio assets not sourced by the Manager.   The term of the agreement is one year, with annual renewal for additional successive one year terms.  The agreement may be terminated by either party with 90 days prior notice.

Item 1.02  Termination of a Material Definitive Agreement

Effective December 31, 2010, the registrant entered into a Termination Agreement with RMRF Enterprises, Inc., a California corporation, dba Cupertino Capital, terminating the Management Agreement between the registrant and RMRF.  RMRF waived the termination fee otherwise due under the Management Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2011	BellaVista Capital, Inc.
By: /s/ William Offenberg
William Offenberg, Chief Executive Officer